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                                                                    Exhibit 99.1

[LOGO] Sherwood Brands, LLC.
                                                           FOR IMMEDIATE RELEASE


Investor Contact:                                               Company Contact:
Neil G. Berkman                                                  Uziel Frydman
Berkman Associates                                              President & CEO
(310) 277-5162                                                   (301) 309-6161



                     Sherwood Brands Acquires Asher Candy

           Candy Cane Manufacturer had $11.5 Million in 2001 Revenue
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               Acquisition Expands Sherwood's Product Lines and
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              Levers Its Manufacturing and Marketing Capabilities
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     ROCKVILLE, MARYLAND, May 2, 2002 -- Sherwood Brands, Inc. (ASE:SHD), a
manufacturer, marketer and distributor of branded confectionery products and gift items, announced today that it has acquired Asher Candy Acquisition Corporation, located in New Hyde Park, New York, for approximately 270,000 Sherwood common shares, subject to escrows for indemnification and adjustment for final audit, and warrants exercisable for Sherwood common shares having a value of $250,000.
     Founded in 1947, Asher, which manufactures candy canes and other hard candies under the "Asher" brand name, had revenue for 2001 of approximately $11.5 million.
     Uziel Frydman, president and chief operating officer of Sherwood, said, "This acquisition expands our line of branded candy products, and fits very well into our plans to lever our production and marketing capability by substantially expanding our sales volume. We see excellent opportunities to increase Asher's sales volume and reduce overhead costs.
     "The transaction brings Sherwood a variety of established products as well as several interesting new items with substantial sales potential that are fully developed but not yet on the market. It also opens the door for us build new relationships with existing Asher accounts that are not already customers of Sherwood. We are optimistic that the Asher acquisition will be accretive to Sherwood's earnings in fiscal 2003 that begins in August."
     Frydman noted that the acquisition of Asher complements the recently completed purchase of certain assets of KR Candy Corp., Brooklyn, New York. KR manufactured jelly beans and lollipops under the "Kastins" brand name. He said that Sherwood has completed the move of the KR assets to the Company's new manufacturing facility in Chase City, Virginia. In addition, he said that Sherwood will stop all manufacturing at its Rhode Island facility this week and move the equipment to the Chase City plant, which is expected to be fully operational in June. Frydman said that the Company plans to achieve cost savings approximating $1,000,000 annually from this manufacturing consolidation.
     "Together, the Asher and KR transactions are expected to add approximately $15,000,000 to Sherwood's revenue base beginning in fiscal 2003. These transactions are the latest but by no means the last steps in our strategy to combine internal growth with acquisitions to build Sherwood into a far larger and more profitable company," Frydman said.

                                    (more)



        1803 RESEARCH BOULEVARD $ SUITE 201 $ ROCKVILLE, MARYLAND 20850 PHONE (301) 309-6161 $ FAX NO. (301) 309-6162 $ www.SherwoodBrands.com
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Sherwood Brands to Acquire Asher Candy Company
May 2, 2002
Page Two



About Sherwood Brands

     Sherwood Brands, Inc. (www.SherwoodBrands.com), headquartered in Rockville,
                            ----------------------
Maryland, manufactures, markets and distributes confectionery products. The Company's branded products include COWS\\7\\, a line of soft and chewy toffees and dairy butter and cream hard candies; RUGER\\7\\ wafers, a line of wafer cookies in chocolate, vanilla and strawberry flavors; ELANA\\7\\, Belgian chocolate bars; and demitasse\\7\\, a line of tea biscuits in a variety of flavors. Sherwood also manufactures hard candies, jelly beans, ALIEN\\7\\ and TONGUE TATTOO\\7\\ lollipops and packs gift baskets and gift items in its facilities in Rhode Island and Massachusetts.

Forward-Looking Statements
     This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about the company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including but not limited to the following: ability to realize efficiencies in marketing and manufacturing, ability to increase sales volume, ability to reduce overhead, ability to absorb acquisitions, ability to reduce costs by consolidating manufacturing, changes in demand for the company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, constraints on supplies of critical raw materials, excess or shortage of production capacity, and other risks discussed from time to time in the company's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

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